UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2006

HARRY & DAVID HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-128870	20–0884389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 South Pacific Highway, Medford, OR	97501
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (541) 864-2362

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13c under the Exchange Act

Item 1.01	Entry Into a Material Definitive Agreement.

See the disclosure under Item 2.03 below, which is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

See the disclosure under Item 2.03 below, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 20, 2006, Harry & David Operations Corp. (“Harry & David”) entered into a new $125 million senior secured revolving Credit Agreement (the “Credit Agreement”) among Harry & David, as Borrower, Harry & David Holdings, Inc. (“Holdings”) and certain subsidiaries of Holdings, as Guarantors, certain lenders party thereto, UBS Securities LLC, as Lead Arranger, UBS Loan Finance LLC, as a lender and as Swingline Lender, UBS AG, Stamford Branch, as Issuing Bank, as the Administrative Collateral Agent and as Administrative Agent for the lenders and GMAC Commercial Finance LLC, as Collateral Agent. Up to a maximum of $10 million under the Credit Agreement may be used for the issuance of letters of credit. The Credit Agreement replaces Harry & David’s $125 million amended and restated credit facility dated February 25, 2005 and scheduled to expire February 25, 2010. Compared to the prior agreement, the new Credit Agreement provides, among other things, improved interest rates on borrowings, a lower commitment fee and fewer financial covenants. Under the terms of the new Credit Agreement, Harry & David expects to be in compliance with its covenants as of the end of its March 2006 fiscal quarter.

The Credit Agreement has a maturity date of March 20, 2011. Interest on the borrowings under the Credit Agreement is payable at a base rate or Eurocurrency rate, in either case plus an applicable margin and fees. Borrowings under the Credit Agreement may be used for general corporate purposes of the borrowers and their subsidiaries, including capital expenditures, subject to certain limitations. The terms of the Credit Agreement include customary representations and warranties, affirmative and negative covenants and events of default. In addition, the new Credit Agreement modifies the borrowing base calculation set forth under the old facility.

The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement and the transactions contemplated by the Credit Agreement. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Document

10.1	Credit among Harry & David Operations Corp., as Borrower, Harry & David Holdings, Inc. and certain subsidiaries of Holdings, as Guarantors, certain lenders party thereto, UBS Securities LLC, as Lead Arranger, UBS Loan Finance LLC, as a lender and as Swingline Lender, UBS AG, Stamford Branch, as Issuing Bank, as the Administrative Collateral Agent and as Administrative Agent for the lenders and GMAC Commercial Finance LLC, as Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harry & David Holdings, Inc.

Date: March 22, 2006

By:	/s/ Stephen V. O’Connell
Name:	Stephen V. O’Connell
Title:	Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Document
10.1	Credit among Harry & David Operations Corp., as Borrower, Harry & David Holdings, Inc. and certain subsidiaries of Holdings, as Guarantors, certain lenders party thereto, UBS Securities LLC, as Lead Arranger, UBS Loan Finance LLC, as a lender and as Swingline Lender, UBS AG, Stamford Branch, as Issuing Bank, as the Administrative Collateral Agent and as Administrative Agent for the lenders and GMAC Commercial Finance LLC, as Collateral Agent.